Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the retrospective adoption of accounting standards discussed in Note 2 “Adoption of Accounting Standards Requiring Retrospective Application and Other Reclassifications”, the reclassification of the Kori Kollo operation as discontinued operations discussed in Note 11, and the change in the composition of reportable segments discussed in Note 31, as to which the date is September 14, 2009, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in Newmont Mining Corporation’s Current Report on Form 8-K dated September 14, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
September 15, 2009